                                   EXHIBIT 5
                                   ---------

                        SERIES D STOCKHOLDERS AGREEMENT
                        -------------------------------

     This Series D Stockholders Agreement (this "Agreement") is made as of
                                                 ---------
December 7, 1999, by and among divine interVentures, inc., a Delaware corporation (the "Corporation"), each Person who holds Class B Common Stock (as
                  -----------
defined below), or securities directly or indirectly convertible into or exercisable for Class B Common Stock as of the date hereof (each such person to be listed on the Management Stockholders Schedule attached hereto and to execute
                 --------------------------------
a counterpart of this Agreement) (the "Management Stockholders"), and the
                                       -----------------------
purchasers identified on the Schedule of Purchasers hereto (collectively as the
                             ----------------------
"Purchasers" and each individually as a "Purchaser"). Certain Purchasers shall
 ----------                              ---------
be defined by the defined term set forth for such Purchasers on the Schedule of
                                                                    -----------
Purchasers.
----------

     Pursuant to that Purchase Agreement, dated as of the date hereof, by and between the Purchasers and the Corporation (as amended and modified from time to time, the "Purchase Agreement"), the other documents and instruments referred to
           ------------------
therein and consummation of the transactions contemplated thereby, as of the Closing Date, the Purchasers are acquiring shares of the Corporation's Series D Senior Participating Convertible Redeemable Preferred Stock, $0.001 par value per share or Series D-1 Senior Participating Convertible Redeemable Preferred Stock, $0.001 par value per share (collectively, the "Series D Preferred
                                                      ------------------
Shares"). In order to induce the Purchasers to enter into the Purchase Agreement and the other agreements contemplated thereby and to purchase the Series D Preferred Shares in the manner contemplated thereby, the Corporation and the Management Stockholders have agreed to the terms and conditions herein. Except as otherwise indicated herein, capitalized terms used herein shall have the meanings set forth in Section 1 hereof, or if not defined herein, the
                          ---------
meanings for such capitalized terms set forth in the Purchase Agreement.

     Notwithstanding anything to the contrary herein, this Agreement shall apply to a party hereto only with respect to periods beginning (i) in the case of the Company and the Management Stockholders, the date any Purchaser first acquires Purchaser Shares under the Purchase Agreement, and (ii) in the case of a Purchaser, the Closing Date for such Purchaser. To the extent the Purchase Agreement is terminated in accordance with its terms with respect to any party hereto, this Agreement shall have no further force and effect with respect to such party, and, in the case of a termination of the Purchase Agreement with respect to the Company, this Agreement will have no further force and effect with respect to the Management Stockholders.

                                  AGREEMENTS

     In consideration of the recitals and the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Definitions.  In addition to the capitalized terms defined elsewhere
          -----------
in this Agreement, the following capitalized terms shall have the following meaning when used in this Agreement:

     "Affiliate" of a Person means any other Person, directly or indirectly
      ---------
controlling, controlled by or under common control with such particular Person, and any partner of a Person that is a partnership. Specifically, any entity that is controlled by Persons that are members of Cross Creek shall be deemed an Affiliate of BOEC.

     "Approved Sale" means the sale of the Corporation, whether by merger,
      -------------
consolidation, recapitalization, sale of all or substantially all of the assets of the Corporation or a sale of all or substantially all of the capital stock of the Corporation, in one transaction or a series of transactions, which has been approved by (a) a majority of the entire Board, (b) the holders of a majority of then-outstanding Class B Common Stock, (c) so long as such Persons or their Affiliates hold at least 25% of the Purchaser Shares originally purchased by them hereunder in the aggregate, the holders of a majority of the then outstanding Purchaser Shares held by the Corporate Investors, and (d) so long as such Persons or their Affiliates hold at least 25% of the Purchaser Shares originally purchased by them hereunder in the aggregate, the holders of a majority of the then outstanding Purchaser Shares held by the Financial Investors.

     "Board" means the Board of Directors of the Corporation.
      -----

     "Class A Common Stock" means the class A common stock, par value $0.001 per
      --------------------
share, of the Corporation.

     "Class B Common Stock" means the class B common stock, par value $0.001 per
      --------------------
share, of the Corporation.

     "Commission" means the United States Securities and Exchange Commission or
      ----------
any successor thereto.

     "Common Shares" means shares of Common Stock which have not been sold to
      -------------
the public (i) pursuant to a registration statement declared effective by the Commission or (ii) after a Public Offering, pursuant to Rule 144. For the purposes of this Agreement, any Person will be deemed to own, in addition to any Common Shares such Person actually owns, any Common Shares which would then be directly or indirectly issuable upon the conversion or exercise (whether or not then convertible or exercisable) of any other Securities owned by such Person, and such other Securities shall be deemed to represent such Common Shares.

     "Common Stock" means, collectively, the Class A Common Stock and the Class
      ------------
B Common Stock.

     "Corporate Investors" means such parties identified on the Schedule of
      -------------------                                       -----------
Purchasers as Corporate Investors, and the transferees of Purchaser Shares held
----------
by such parties permitted hereunder.

     "Excluded Percentage" means up to 10% of the Securities owned by any
      -------------------
Management Stockholder (or is deemed to own) on the date hereof, subject to adjustment for any stock splits, stock combinations or stock dividends with respect to such Securities.

     "Financial Investor" means such parties identified on the Schedule of
      ------------------                                       -----------
Purchasers as Financial Investors, and the transferees of Purchaser Shares held
----------
by such parties permitted hereunder.

     "IPO" means the Corporation's first underwritten Public Offering of shares
      ---
of Common Stock.

     "Management Stockholder Shares" means the Securities originally issued to
      -----------------------------
Management Stockholders or any Securities acquired by any Management Stockholder after the date hereof (after which time such shares shall be deemed to be "Management Stockholder Shares" hereunder). For all purposes of this Agreement, Management Stockholder Shares will continue to be Management Stockholder Shares in the hands of any holder (except for the Company or any Purchaser hereunder, and purchasers pursuant to an offering registered under the Securities Act or purchasers pursuant to a Rule 144 transaction), and each such other holder of Management Stockholder Shares will succeed to all rights and obligations attributable to any Management Stockholder, as a holder of Management Stockholder Shares hereunder. Management Stockholder Shares will also include shares of the Company's capital stock issued with respect to any Management Stockholder Shares by way of a stock split, stock dividend or other recapitalization.

     "Person" means an individual, corporation, partnership, limited liability
      ------
company, limited partnership, syndicate, person (including, without limitation, a "Person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

     "Public Offering" means any offering by the Corporation of its equity
      ---------------
securities to the public pursuant to an effective registration statement under the Securities Act.

     "Purchaser Shares" means, at any time, (i) any Series D Preferred Shares
      ----------------
then outstanding, (ii) any Common Shares then outstanding which were issued directly or indirectly upon the conversion or exercise of Series D Preferred Shares, (iii) any Securities then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other Securities issued as, a dividend or other distribution with respect to or in replacement of any Securities referred to in (i) or (ii). For purposes of this Agreement, the calculation of the number of Purchaser Shares (to the extent such Purchaser Shares are not Common Shares) shall be determined on an as-converted basis into Common Shares.

     "Restricted Period" means the period commencing on the date hereof and
      -----------------
ending on the last day of the eighteenth month following the date hereof.

     "Rule 144" means Rule 144 (including Rule 144(k)) of the Commission under
      --------
the Securities Act or any similar provision then in force under the Securities Act.

     "Securities" means Common Shares or shares of capital stock or other
      ----------
securities directly or indirectly exercisable for, or convertible into, Common Shares; provided, however, that Securities shall not include any securities which have been sold to the public pursuant to a registration statement declared effective by the Commission or, after a Public Offering, pursuant to Rule 144.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
similar federal statute, as the same shall be in effect from time to time.

     "Series C Preferred Stock" means the series C preferred stock, par value
      ------------------------
$0.001 per share, of the Corporation.

     2.   Disposition of Securities.
          -------------- ----------

          (a) No Management Stockholder will transfer, sell, convey, pledge, exchange or otherwise dispose of (herein referred to as a "transfer") any Securities or any interest in Securities, except (i) in compliance with Section
                                                                        -------
3 of this Agreement or (ii) as permitted by Section 4 of this Agreement.  In
-                                           ---------
addition, as a condition precedent to any transfer of Management Stockholder Shares (except in a Public Offering or pursuant to Rule 144) (w) any Management Stockholder Shares so transferred shall remain subject to the restrictions of

Section 7 and Section 8 hereof, (x) the Management Stockholder must provide the
---------     ---------
Corporation with prior written notice of such transfer indicating the terms and the name and reasonably detailed business background information of the proposed transferee, and the Corporation may object to such transfer within 21 days of receipt of such notice (in which case such transfer shall not be permitted under this Agreement) if a majority of the non-transferring members of the Executive Committee of the Board determines that the transfer to the proposed transferee would have a direct and substantial detrimental effect on the Corporation, (y) the Corporation must determine that the Corporation is not at risk, as a result of such transfer, to be required to be a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended, and (z) the transferee agrees to be bound by this Agreement to such extent as if the transferee were the transferring Management Stockholder.

          (b) (i) During the Restricted Period, Purchaser Shares can be transferred only with the prior written consent of a majority of the non-transferring members of the Executive Committee of the Board, and cannot otherwise be sold, assigned, transferred, pledged or disposed of, directly or indirectly (except in a Public Offering or pursuant to Rule 144); provided, however, that any Purchaser may transfer Purchaser Shares at any time, without complying with Section 2(b)(i) or Section 2(b)(ii)(x), to (A) any Affiliate or
               ---------------    -------------------
(B) Purchaser's or such Affiliate's advisors, consultants, and other business partners.

               (ii) After the Restricted Period, all Purchaser Shares will be freely transferable, provided that, as a condition precedent to any transfer of Purchaser Shares (except in a Public Offering or pursuant to Rule 144) (w) any Purchaser Shares so transferred shall remain subject to the restrictions of
Section 7 and Section 8 hereof, (x) the Purchaser must provide the Corporation
---------     ---------
with prior written notice of such transfer indicating the terms and the name and reasonably detailed business background information of the proposed transferee, and the Corporation may object to such transfer within 21 days of receipt of such notice (in which case such transfer shall not be permitted under this Agreement) if a majority of the non-transferring members of the Executive Committee of the Board determines that the transfer to the proposed transferee would have a direct and substantial detrimental effect on the Corporation, (y) the Corporation must determine that the Corporation is not at risk, as a result of such transfer, to be required to be a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended, and

(z) the transferee agrees to be bound by this Agreement to such extent as if the transferee were the transferring Purchaser.

     3.   Take-along.
          ----------

          (a) No Management Stockholder (the "Disposing Management Stockholder")
                                              --------------------------------
will transfer, at any time or from time to time, any Take-along Securities (as defined below), except (i) as permitted by Section 4 of this Agreement, (ii) in
                                           ---------
a Public Offering or pursuant to Rule 144, (iii) to a transferee who purchases such Take-along Securities as part of a transaction in which a pro rata portion
                                                               ----------------
(as hereinafter defined) of the aggregate number of Take-along Securities being purchased by such transferee is being purchased from each holder of Purchaser Shares who chooses to participate in such transaction. For purposes of the preceding sentence, "pro rata portion" means, with respect to any holder of the
                     ----------------
Purchaser Shares, the proportion equal to (A) the number of Purchaser Shares held by such holder, divided by (B) the sum of (1) the number of Purchaser Shares held by all holders of Purchaser Shares who choose to participate in such transaction; and (2) the number of Securities held by the Disposing Management Stockholder.

          (b) "Take-along Securities" means, with respect to any Management
               ---------------------
Stockholder, those Securities which represent Securities in excess of the Excluded Percentage for such Management Stockholder of all Common Shares represented by all of the Securities owned by such Management Stockholder on the date hereof. (For example, if a Management Stockholder who owns 100 Common Shares on the date hereof at some date in the future wishes to sell 10 of such Common Shares, such Management Stockholder may sell such Common Shares without complying with the provisions of this Section 3, for such Common Shares are not
                                      ---------
Take-along Securities. However, if at a yet later date such Management Stockholder wishes to dispose of an additional five Common Shares, those Common Shares will be Take-along Securities and are subject to the provisions of this
Section 3. If such Management Stockholder acquires 20 additional Common Shares
---------
subsequent to the date hereof before disposing of any of his initial 100 Common Shares, only the first 10 Common Shares such Management Stockholder disposes of would not be Take-along Securities, and the next 110 Common Shares would be.)

          (c) Before the Disposing Management Stockholder accepts any offer for the sale of any Take-along Securities to which Section 3(a)(iii) applies, such
                                               -----------------
Disposing Management Stockholder will give written notice (the "Take-along
                                                                ----------
Notice") to the Corporation (which will, within five (5) days of the date of
------
receipt of such notice (the "Take-along Notice Date"), send or deliver a copy of
                             ----------------------
the Take-along Notice to each Purchaser, stating the material terms of the offer, including the number of shares to be sold, the identity of the prospective transferee, the purchase price therefor and the timing of such sale. If a holder of Purchaser Shares wishes to participate in such sale, such holder of Purchaser Shares will give the Corporation and the Disposing Management Stockholder notice to such effect within fifteen (15) days of the Take-along Notice Date.

          (d) This Section 3 shall terminate (i) one (1) year following the
                   ---------
consummation of a Qualified IPO with respect to Andrew J. Filipowski, and (ii) upon the consummation of a Qualified IPO with respect to all Management Stockholders other than Andrew J. Filipowski.

     4.   Permitted Transfers.  Any Management Stockholder may transfer
          -------------------
Securities, without complying with Section 3, to any Permitted Transferee (as
                                   ---------
defined below) that consents in a writing delivered to the Corporation to be bound by the terms of this Agreement as a Management Stockholder. With respect to any Management Stockholder, "Permitted Transferees" means (a) the spouse or
                                ---------------------
lineal descendants of such Management Stockholder, (b) any trust solely for the benefit of such Management Stockholder and/or the spouse or lineal descendants of such Management Stockholder, (c) any corporation or partnership in which such Management Stockholder, and/or the spouse and the lineal descendants of such Management Stockholder are the direct and beneficial owners of substantially all of the equity interests (provided such Management Stockholder, spouse and lineal descendants agree in writing to remain the direct and beneficial owners of all such equity interests), and (d) the Management Stockholder's personal representative upon such Management Stockholder's death for purposes of administration of such Management Stockholder's estate or upon such Management Stockholder's incompetency for purposes of the protection and management of the assets of such Management Stockholder.

     5.   Board of Directors.
          ------------------

     (a)  Voting Agreement.  From and after the date hereof, each holder of
          ----------------
Management Stockholder Shares shall vote all of the Management Stockholder Shares, and each Purchaser shall vote all Purchaser Shares, in each case which are voting securities of the Corporation, and any other voting securities of the Corporation over which such holder has voting control and shall take all other necessary or desirable actions within such holder's control (whether in capacity as a stockholder, director, member of a Board committee or officer of the Corporation or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Corporation shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), so that:

          (i) Board Composition.  Frontenac shall be entitled to designate one
              -----------------
(1) director (the "Frontenac Director") and shall be entitled to designate the
                   ------------------
Frontenac Director as a member of the Executive Committee of the Board (the "Frontenac Committee Member"), so long as Frontenac and/or its Affiliates owns
---------------------------
at least 25% of the Purchaser Shares originally purchased by Frontenac under the Purchase Agreement (the "Frontenac Purchaser Shares"). BOEC shall be entitled
                         --------------------------
to designate one (1) director (the "BOEC Director"), so long as BOEC and/or its
                                    -------------
Affiliates owns at least 25% of the Purchaser Shares originally purchased by BOEC under the Purchaser Agreement (the "BOEC Purchaser Shares"). Dell shall be
                                         ---------------------
entitled to designate two (2) directors (each, a "Dell Director") and shall be
                                                  -------------
entitled to designate a Dell Director as a member of the Executive Committee of the Board (the "Dell Committee Member"), so long as Dell and/or its Affiliates
                ---------------------
owns at least 25% of the Purchaser Shares originally purchased by Dell under the Purchase Agreement (the "Dell Purchaser Shares"). CBW/SK shall be entitled to
                         ---------------------
designate one (1) director (the "CBW/SK Director"), so long as CBW/SK and/or its
                                 ---------------
Affiliates owns at least 25% of the Purchaser Shares originally purchased by CBW/SK under the Purchase Agreement (the "CBW/SK Purchaser Shares"). Microsoft
                                          -----------------------
shall be entitled to designate one (1) director (the "Microsoft Director"), so
                                                      ------------------
long as Microsoft and/or its Affiliates owns at least 25% of the Purchaser Shares originally purchased by Microsoft under the Purchase Agreement (the "Microsoft Purchaser Shares").
---------------------------

          (ii)  Removal.  The removal from the Board or the Executive Committee,
                -------
as applicable, (with or without cause) of: (A) the Frontenac Director or the Frontenac Committee Member, so long as Frontenac and/or its Affiliates owns at least 25% of the Frontenac Purchaser Shares, shall be only at the written request of Frontenac; (B) the BOEC Director, so long as BOEC and/or its Affiliates owns at least 25% of the BOEC Purchaser Shares, shall be only at the written request of BOEC; (C) any Dell Director or Dell Committee Member, so long as Dell and/or its Affiliates owns at least 25% of the Dell Purchaser Shares, shall be only at the written request of Dell; (D) the CBW/SK Director, so long as CBW/SK and/or its Affiliates owns at least 25% of the CBW/SK Purchaser Shares, shall be only at the written request of CBW/SK; and (E) the Microsoft Director, so long as Microsoft and/or its Affiliates owns at least 25% of the Microsoft Purchaser Shares, shall be only at the written request of Microsoft.

          (iii) Vacancies.  In the event that the Frontenac Director ceases to
                ---------
serve as a member of the Board, so long as Frontenac and/or its Affiliates owns at least 25% of the Frontenac Purchaser Shares, the resulting vacancy on the Board and on the Executive Committee shall be filled by Frontenac. In the event that the BOEC Director ceases to serve as a member of the Board, so long as BOEC and/or its Affiliates owns at least 25% of the BOEC Purchaser Shares, the resulting vacancy on the Board shall be filled by BOEC. In the event that a Dell Director ceases to serve as a member of the Board, so long as Dell and/or its Affiliates owns at least 25% of the Dell Purchaser Shares, the resulting vacancy on the Board and, if such Dell Director was the Dell Committee Member, the resulting vacancy on the Executive Committee, shall be filled by Dell. In the event that the CBW/SK Director ceases to serve as a member of the Board, so long as CBW/SK and/or its Affiliates owns at least 25% of the CBW/SK Purchaser Shares, the resulting vacancy on the Board shall be filled by CBW/SK. In the event that the Microsoft Director ceases to serve as a member of the Board, so long as Microsoft and/or its Affiliates owns at least 25% of the Microsoft Purchaser Shares, the resulting vacancy on the Board shall be filled by Microsoft.

     (b)  Director Fees and Expenses; Indemnification.  The Corporation shall
          -------------------------------------------
pay the reasonable out-of-pocket expenses incurred by each director designated under this Section 5 in connection with attending the meetings of the Board and
           ---------
any committee thereof to the extent such expenses are paid on behalf of or reimbursed to any other director. If, at any time, any Board representative receives any compensation (whether in cash, securities or otherwise) for serving on the Board or any committee thereof, then all directors having similar responsibilities and providing comparable services in their capacity as such (as determined by the Compensation Committee) shall be entitled to receive the same compensation. So long as the Frontenac Director, the BOEC Director, either Dell Director, the CBW/SK Director, or the Microsoft Director serves on the Board and for five (5) years thereafter, the Corporation shall maintain directors and officers indemnity insurance coverage reasonably satisfactory to Frontenac, BOEC, Dell, CBW/SK or Microsoft, as the case may be, and the Corporation's certificate of incorporation and bylaws shall (to the extent necessary) be amended to provide for indemnification and exculpation of directors and officers to the fullest extent permitted under applicable law.

     (c)  Failure to Designate.  If any Person fails to designate a
          --------------------
representative to fill a directorship or committee seat pursuant to the terms of this Section 5, such directorship or
     ---------
committee seat shall remain vacant until such Person which failed to designate such directorship or committee seat so directs.

     (d)  Board Observers.  If, and for so long as, any Corporate Investor or
          ---------------
Financial Investor otherwise entitled to designate a director under Section 5(a)
                                                                    ------------
does not have a representative on the Board, the Company shall invite such Corporate Investor or Financial Investor to send one representative to attend, in a nonvoting, nonparticipatory, observer capacity, all meetings of the Board and, in the case of Dell and Frontenac, the executive committee thereof. The Company shall give each such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time such materials are provided to the directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if (i) the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, (ii) the Board is addressing any rights of the Company vis a vis such Corporate Investor or Financial Investor or the Company's financial relationship with such Corporate Investor or Financial Investor or
(iii) the Executive Committee determines in its good faith reasonable judgment that such Corporate Investor or Financial Investor otherwise has a conflict of interest, contrary to the best interest of the Company, with respect to the matters being addressed by the Board. Each Person having observation rights under this Section 5(d) shall provide the Company notice of the identity and
           ------------
address of such Person's representative hereunder, and any change with respect thereto.

     (e)  Termination.  Sections 5(a), 5(c) and 5(d) shall terminate on the
          -----------   -------------  ----     ----
earlier to occur of (i) two (2) years following the consummation of a Qualified IPO, (ii) with respect to Frontenac, such time as Frontenac (and/or its Affiliates) no longer holds at least 25% of the Frontenac Purchaser Shares,
(iii) with respect to BOEC, such time as BOEC (and/or its Affiliates) no longer holds at least 25% of the BOEC Purchaser Shares, (iv) with respect to Dell, such time as Dell (and/or its Affiliates) no longer holds at least 25% of the Dell Purchaser Shares, (v) with respect to CBW/SK, such time as CBW/SK (and/or its Affiliates) no longer holds at least 25% of the CBW/SK Purchaser Shares or (vi) with respect to Microsoft, such time as Microsoft (and/or its Affiliates) no longer holds at least 25% of the Microsoft Purchaser Shares.

     6.   Representations and Warranties; Acknowledgments.  Each Management
          -----------------------------------------------
Stockholder severally and not jointly represents and warrants to the Corporation and the Purchasers that (i) such Management Stockholder is the record owner of the number of Management Stockholder Shares set forth opposite his name on the Management Stockholders Schedule, and (ii) this Agreement has been duly
--------------------------------
authorized, executed and delivered by such Management Stockholder and constitutes the valid and binding obligation of such Management Stockholder, enforceable in accordance with its terms. Each Management Stockholder acknowledges and agrees that such Management Stockholder has not granted and is not a party to any proxy, voting trust or other agreement or understanding (whether written or oral, or firm or contingent) which is inconsistent with, conflicts with or violates any provision of this Agreement (except for the Series C Stockholders Agreement, the true and correct text of which is attached hereto as Exhibit A) or which is the subject matter of this Agreement. No
          ---------
holder of Management Stockholder Shares shall grant any proxy or become party to any voting trust, voting agreement or other agreement or understanding with respect to the voting or transferability, or purchase or redemption of any shares of the Corporation's capital stock or which is inconsistent with, conflicts with or violates any provision of this Agreement.

     7.   Sale of the Corporation.  During the period commencing on the date
          -----------------------
hereof and ending on the seventh (7/th/) anniversary of the date hereof, (a) each holder of Purchaser Shares will consent to and raise no objections to an Approved Sale, (b)(i) if the Approved Sale is structured as a sale of stock, each holder of Purchaser Shares will agree to sell, and will sell, all of such holder's Series D Preferred Shares on the terms and conditions (including any escrow or indemnification provisions) of the Approved Sale; (ii) if the Approved Sale is structured as a merger or consolidation, each holder of Series D Preferred Shares will vote in favor thereof and will not exercise any dissenters' rights of appraisal such holder may have under law, including Delaware corporation law; and (iii) if the Approved Sale is structured as a sale of all or substantially all of the assets of the Corporation and a subsequent dissolution and liquidation of the Corporation, each holder of Purchaser Shares will vote in favor thereof and will vote in favor of the subsequent dissolution and liquidation of the Corporation, and (c) each holder of Purchaser Shares will take all necessary actions in connection with consummation of the Approved Sale as are reasonably requested by the Board; provided, however, that for all purposes of this Section 7, the obligations of the stockholders of the
                 ---------
Corporation with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each stockholder of the Corporation will receive the same form of consideration and the same portion of the aggregate consideration that such stockholders of the Corporation would have received if such aggregate consideration (whether in the form of cash, securities or otherwise) had been distributed by the Corporation in complete liquidation pursuant to the rights and preferences set forth in the Corporation's Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any stockholders of the Corporation are given an option as to the form and amount of consideration to be received, each stockholder of such class of the Corporation will be given the same option; and
(iii) each stockholder of then currently exercisable rights to acquire shares of a class of the Corporation will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as stockholders of such class of the Corporation.

     8.   Restrictions on Transfer.
          ------------------------

          (a) Legends. The certificates representing the Purchaser Shares and
              -------
the Management Stockholder Shares will bear the following legend:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT AND STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM IS AVAILABLE AS ESTABLISHED BY A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION.

          THESE SECURITIES ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION. ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR DISPOSITION IN CONFLICT WITH, OR IN DEROGATION OF, THE STOCKHOLDERS AGREEMENT IS VOID AND OF NO LEGAL FORCE, EFFECT OR VALIDITY WHATSOEVER.

          (b) Securities Act. No holder of Purchaser Shares or Management
              --------------
Stockholder Shares may sell, transfer, or dispose of any of such Purchaser Shares or Management Stockholder Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Corporation an opinion of counsel or such other evidence reasonably acceptable in form and substance to the Corporation that registration under the Securities Act is not required in connection with such transfer.

          (c) Holdback Agreements.  Each holder of Management Stockholder Shares
              -------------------
agrees not to effect any public sale or distribution of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, (A) during the seven (7) days prior to, and during the one hundred and eighty (180) days following, the effective date of an IPO, (except as part of such underwritten registration), or (B) during the seven (7) days prior to, and during the ninety (90) days following, the effective date of any underwritten Public Offering, other than an IPO, (except as part of such underwritten registration), in the case of each of Section 8(c)(A) and Section
                                                   ---------------     -------
8(c)(B) unless the underwriters managing the Public Offering otherwise agree to
-------
a shorter period. Each holder of Management Stockholder Shares agrees to enter into customary lock-up agreements consistent with the foregoing if requested by any underwriter of any such Public Offering. For purposes of this Section 8(c)
                                                                   ------------
only, following an IPO, the term Management Stockholder Shares shall not include any shares which have been (x) disposed of pursuant to an effective registration statement under the Securities Act or (y) sold pursuant to Rule 144.

     9.   Transfers in Violation of Agreement.  Any transfer or attempted
          -----------------------------------
transfer of any Purchaser Shares or Management Stockholder Shares in violation of any provision of this Agreement shall be void, and the Corporation shall not record such transfer on its books or treat any purported transferee of such Purchaser Shares or Management Stockholder Shares as the owner of such shares for any purpose.

     10.  Amendments to Series C Stockholders Agreement.  In the event that the
          ---------------------------------------------
Series C Stockholders Agreement is amended or modified after the date hereof, the Corporation will provide prompt (and in any event, within five business days) notice of such amendment or modification to the Purchasers, and will provide a copy to the Purchasers of such amended or modified Series C Stockholders Agreement (marked to show changes). Neither the Company nor any Management Stockholder shall amend or modify the Series C Stockholders Agreement, or enter into, amend or modify any other agreement with any holder of Series C Preferred Stock with respect to such Series

C Preferred Stock, without first offering to the Purchasers similar or more favorable (to the Purchasers) terms as are proposed to be offered to any such stockholder in such agreement.

     11.    Execution: Counterparts.  This Agreement may be executed in any
            -----------------------
number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

     12.    Remedies. Each of the parties to this Agreement will be entitled to
            --------
enforce its rights under this Agreement specifically (without the necessity of a bond), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without the necessity of a bond) in order to enforce or prevent any violations of the provisions of this Agreement.

     13.    Notices. Any notices desired, required or permitted to be given
            -------
hereunder shall be delivered personally or mailed, certified or registered mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, three (3) days after mailing, if mailed, or one (1) business day after delivery to the overnight courier service, if delivered by overnight courier service:

     If to the Corporation, to:

          divine interVentures, inc.
          4225 Naperville Road
          Suite 400
          Lisle, Illinois 60532
          Attention: General Counsel

     With a copy to:

          Katten Muchin Zavis
          525 West Monroe Street
          Suite 1600
          Chicago, Illinois 60661-3693
          Attention: Matthew S. Brown, Esq.

     If to the Management Stockholders, to the addresses set forth on the stock record books of the Corporation.

     If to the Purchasers, to the addresses set forth on the stock record books of the Corporation.

     14.  Amendments and Waivers. The provisions of this Agreement may be
          ----------------------
amended upon the written agreement of the Corporation and the holder or holders of (a) at least a majority of the outstanding Purchaser Shares held by the Corporate Investors, and (b) a majority of the outstanding Purchaser Shares held by the Financial Investors, and (c) the holder or holders of a majority of the outstanding Management Stockholder Shares. Any waiver, permit, consent or approval of any kind or character on the part of any holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     15.  Severability.  Whenever possible, each provision of this Agreement
          ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     16.  Complete Agreement. This Agreement supersedes and preempts any prior
          ------------------
understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     17.  Successors and Assigns. All covenants and agreements in this Agreement
          -------------- -------
by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, and each transferee of all or any portion of the Securities held by the parties hereto, whether so expressed or not.

     18.  Governing Law. This Agreement shall be construed and enforced in
          -------------
accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws.

     19.  Headings.  The captions set forth in this Agreement are for
          --------
convenience only and shall not be considered as part of this Agreement or as in any way limiting the terms and provisions hereof.

     20.  Termination.  Subject to the more specific termination provisions set
          -----------
forth in Sections 3(d) and 5(e),  Sections 2, 3, 4, 5 and 7  of this Agreement
         -------------     ----   -------- -  -  -  -     -
shall terminate upon the closing of a Qualified IPO (as defined in the Certificate of Designation).


                 [Remainder of page intentionally left blank.
                           Signature pages follow.]

     IN WITNESS WHEREOF, this Series D Stockholders Agreement was executed as of the date first set forth above.

                                 DIVINE INTERVENTURES, INC.


                                 By: /s/ Larry S. Freedman
                                    ----------------------------
                                      Larry S. Freedman
                                      Secretary

                             /s/ Andrew J. Filipowski
                           -----------------------------------------
                           Andrew J. Filipowski

                             /s/ Michael P. Cullinane
                           -----------------------------------------
                           Michael P. Cullinane

                             /s/ Paul L. Humenansky
                           -----------------------------------------
                           Paul L. Humenansky

                             /s/ Larry S. Freedman
                           -----------------------------------------
                           Larry S. Freedman

                             /s/ Bryan Kennedy
                           -----------------------------------------
                           Bryan Kennedy

                             /s/ Michael Santer
                           -----------------------------------------
                           Michael Santer

                             /s/ Thomas A. Slowey
                           -----------------------------------------
                           Thomas A. Slowey

                             /s/ Paul A. Tatro
                           --------------------------------------------------
                           Paul A. Tatro as Joint Tenant with Pamela S. Tatro

                             /s/ Pamela S. Tatro
                           --------------------------------------------------
                           Pamela S. Tatro as Joint Tenant with Paul A. Tatro

             (SIGNATURE PAGE FOR SERIES D STOCKHOLDERS AGREEMENT)

     The undersigned is executing this Series D Stockholders Agreement as a Management Stockholder; provided that for purposes of Section 4 of this Series D
                                                      ---------
Stockholders Agreement, all Securities held by the undersigned shall be deemed to be held by Larry S. Freedman.


                              MARSH FLOWER INVESTMENTS I

                                  /s/ Larry S. Freedman
                              --------------------------
                              By: Larry S. Freedman
                              Its: Partner

     The undersigned is executing this Series D Stockholders Agreement as a Management Stockholder; provided that for purposes of Section 4 of this Series D
                                                      ---------
Stockholders Agreement, all Securities held by the undersigned shall be deemed to be held by Paul L Humenansky.


                              PAUL L. HUMENANSKY LIVING TRUST dated
                              10/3/91


                                  /s/ Paul L. Humenansky
                              ------------------------------------------------
                              Paul L. Humenansky, not individually, but solely as trustee of the PAUL L. HUMENANSKY LIVING TRUST dated 10/3/91

     The undersigned is executing this Series D Stockholders Agreement as a Management Stockholder; provided that for purposes of Section 4 of this Series D
                                                      ---------
Stockholders Agreement, all Securities held by the undersigned shall be deemed to be held by Andrew J. Filipowski.


                              FLIP DIVINE TRUST U/A/D 9/9/99


                                    /s/ Arthur W. Hahn
                              -----------------------------------------------
                              Arthur W. Hahn, not individually, but solely as trustee of the FLIP DIVINE TRUST U/A/D 9/9/99

                                        FRONTENAC VII LIMITED PARTNERSHIP

                                        By:  Frontenac Company VII, L.L.C.
                                        Its: General Partner

                                        By:  /s/ Jeremy Silverman
                                           --------------------------
                                        Its: Member
                                            -------------------------

                                        FRONTENAC MASTERS VII LIMITED
                                        PARTNERSHIP

                                        By:  Frontenac Company VII, L.L.C.
                                        Its: General Partner

                                        By:  /s/ Jeremy Silverman
                                           --------------------------
                                        Its: Member
                                            -------------------------

             (SIGNATURE PAGE FOR SERIES D STOCKHOLDERS AGREEMENT)

                                        FIRST CHICAGO INVESTMENT CORPORATION

                                        By:  /s/ Eric C. Larson
                                           ------------------------
                                        Its: Attorney In Fact
                                            -----------------------


                                        CROSS CREEK PARTNERS X, LLC

                                        By:  /s/ Eric C. Larson
                                           ------------------------
                                        Its: General Partner
                                            -----------------------

             (SIGNATURE PAGE FOR SERIES D STOCKHOLDERS AGREEMENT)

                                        MICROSOFT CORPORATION


                                        By:  /s/ Greg Moffei
                                           ------------------------------
                                        Its: Chief Financial Officer
                                            -----------------------------


             (SIGNATURE PAGE FOR SERIES D STOCKHOLDERS AGREEMENT)

                                        MESIROW CAPITAL PARTNERS VII,
                                        an Illinois Limited Partnership

                                        By:  Mesirow Financial Services, Inc.
                                        Its: General Partner


                                        By:  /s/ Daniel P. Howell
                                           ---------------------------
                                             Daniel P. Howell
                                             Vice President


             (SIGNATURE PAGE FOR SERIES D STOCKHOLDERS AGREEMENT)

                                        SUMITOMO CORPORATION


                                        By:  /s/ Isao Momota
                                           ---------------------------
                                        Its: Financial Investor
                                            --------------------------
                                             Isao Momota
                                             Media Division

             (SIGNATURE PAGE FOR SERIES D STOCKHOLDERS AGREEMENT)

                                        SUMITOMO CORPORATION OF AMERICA


                                      By:  /s/ Kotaro Nakata
                                           -------------------------------------
                                      Its: Kotaro Nakata
                                          --------------------------------------
                                           Vice President, Investment Management

             (SIGNATURE PAGE FOR SERIES D STOCKHOLDERS AGREEMENT)

                                        DELL USA L.P.

                                        By:  Dell Gen. P. Corp.
                                        Its: General Partner


                                        By: /s/ Alex C. Smith
                                           -----------------------------
                                        Name: Alex C. Smith
                                             ---------------------------
                                        Title: VP, Business Development
                                              --------------------------

             (SIGNATURE PAGE FOR SERIES D STOCKHOLDERS AGREEMENT)

                                        CBW/SK DIVINE INVESTMENTS,
                                        a New York general partnership


                                        By:  /s/ Sanjay Kumar
                                           ---------------------------------
                                             Sanjay Kumar, a general partner


             (SIGNATURE PAGE FOR SERIES D STOCKHOLDERS AGREEMENT)

                       Management Stockholders Schedule
                       --------------------------------


                             Andrew J. Filipowski
                             Michael P. Cullinane
                              Paul L. Humenansky
                               Larry S. Freedman
                                 Bryan Kennedy
                                Michael Santer
                               Thomas A. Slowey
              Paul A. Tatro, as Joint Tenant with Pamela S. Tatro
                          Marsh Flower Investments I
                 Paul L. Humenansky Living Trust dated 10/3/91
                        Flip Divine Trust U/A/D 9/9/99

                            Schedule of Purchasers
                            ----------------------

A.   Financial Investors.
     -------------------

     Frontenac VII Limited Partnership
     Frontenac Masters VII Limited Partnership (together with Frontenac VII Limited Partnership, "Frontenac")
     First Chicago Investment Corporation
     Cross Creek Partners X, LLC ("Cross Creek" and, together with First Chicago Investment Corporation, "BOEC")
     Mesirow Capital Partners VII ("Mesirow")
     Sumitomo Corporation of America
     Sumitomo Corporation (together with Sumitomo Corporation of America, "Sumitomo")


B.   Corporate Investors.
     -------------------

     Dell USA L.P. ("Dell")
     Microsoft Corporation ("Microsoft")
     CBW/SK divine Investments ("CBW/SK")

                                   EXHIBIT A
                                   ---------

                        Series C Stockholders Agreement
                        -------------------------------

See attached text of the Series C Stockholders Agreement consisting of 8 pages.